UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

COMMUNITY CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

South Carolina	57-0866395
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1402-C Highway 72, Greenwood, South Carolina 29649
(Address of principal executive offices) (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [  ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates: Not Applicable.

Securities to be registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par value $1.00 per share1
(Title of class)

1 Common stock previously registered under Section 12(b) of the Act and previously listed on the American Stock Exchange.

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

The description of the Registrant’s common stock is contained in the Registrant’s Proxy Statement/Prospectus filed pursuant to Rule 424(b)(2) under the heading “Description of Community Capital Common Stock”, which was filed with the Securities and Exchange Commission on January 20, 2004, and which description is herein incorporated by reference.

ITEM 2. EXHIBITS.

The following exhibits to this Registration Statement on Form 8-A are incorporated by reference to the documents specified which have been filed with the Securities and Exchange Commission:

1. Articles of Incorporation of the Registrant, as amended (incorporated by reference to Exhibits 3.1 and 3.2 filed with the Registrant’s Registration Statement on Form S-4 on December 2, 2003) (File No. 333-110870).

2. Bylaws of the Registrant as amended (incorporated by reference to Exhibits 3.3 filed with the Registrant’s Form 8-K on August 3, 2004).

3. Form of Common Stock Certificate. (The rights of security holders of the Registrant are set forth in the Registrant’s Articles of Incorporation and Bylaws included as Exhibits 3. 1 through 3. 3 above). (Incorporated by reference to the Exhibit of the same number filed in connection with the Registrant’s Registration Statement on Form S-2 initially filed on December 20, 1996 (File No. 333-18457).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

COMMUNITY CAPITAL CORPORATION

Dated: January 25, 2006	By:	/s/ William G. Stevens

William G. Stevens President and Chief Executive Officer